Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

MyDx, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-215979) of MyDx, Inc. of our report dated April 18, 2017, relating to the consolidated financial statements of MyDx, Inc. as of December 31, 2016 and for the year then ended, which appears in this Form 10-K/A.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Anton & Chia, LLP
Newport Beach, CA
April 25, 2017